Exhibit 3.5(a)
DUPLICATE
NUMBER: 656790
COMPANY ACT
Certificate of Incorporation
I Hereby Certify that
656790 B.C. LTD.
has this day been incorporated under the Company Act
Issued under my hand at Victoria, British Columbia
on October 22, 2002
JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA

...nce of
...tish Columbia

Ministry of Finance
and Corporate Relations
Corporate and Personal
Property Registry

NOTICE OF OFFICES

Form 3
Sections 8 *COMPANY ACT*

________________ B.C. LTD.

OFFICE USE ONLY - DO NOT WRITE IN THIS AREA

INSTRUCTIONS

B REGISTERED OFFICE ADDRESS

Owen, Bird, P.O. Box 49130

2900 - 595 Burrard Street

C RECORDS OFFICE ADDRESS

Owen, Bird, P.O. Box 49130

2900 - 595 Burrard Street

D SIGNATURE OF SUBSCRIBER/SOLICITOR - I have read this form and found it to be correct.

(Subscriber)

DATE SIGNED		
Y	M	D
0 2	1 0	0 8

FIN 720 Rev. 96/10/ (Prescribed)

ICLSART.

Finance of Ministry of Finance 2nd Floor-940 Blanshard Street NOTICE OF OFFICES British Columbia and Corporate Relations Victoria, B.C. V8W 3E6 Form 3 Corporate and Personal Telephone: (604) 356-8626 Sections 8 COMPANY ACT Property Registry Hours: 8:30 — 4:30 Monday to Friday A FULL NAME OF COMPANY Please show the exact name in the memorandum of the company. B.C. LTD. INSTRUCTIONS 1. Please type or print clearly in block letters and insure that the form is signed and dated in ink. Complete all areas of the form. The Registry may have to return documents that do not meet this standard. 2. In Box C and D, enter the complete physical address of the office. You may include general delivery, post office box, rural route, site or comp, number as part of the address, but the Registry can not accept this information as a complete address. You must also include a postal code. If an area does not have street names or numbers, provide a description, that would readily allow a person to locate the office. OFFICE USB ONLY — DO NOT WRITE IN THIS AREA B REGISTERED OFFICE ADDRESS Owen, Bird, P.O. Box 49130 2900 - 395 Burrard Street Vancouver province postal code B.C. V7X 1J5 C RECORDS OFFICE ADDRESS Owen, Bird, P.O. Box 49130 2000 - 595 Burrard Street Vancouver B.C. V7X 1J5 D SIGNATURE OF SUBSCRIBER/SOLOCITOR — I have read this for and issued it to be correct. DATE SIGNED Y M D(Subscriber)0 2 1 0 0

FORM 1
(SECTION 5)
COMPANY ACT
MEMORANDUM
     I wish to be formed into a company with limited liability under the Company Act in pursuance of this memorandum/
1.	The name of the company is B.C. LTD.

2.	The authorized capital of the company consists of 1,000,000 common shares without par value.

3.	I agree to take the number of shares in the company set opposite my name.

Full Name, Resident Address	Number and Kind of Shares
and Occupation of Subscriber	Taken by Subscriber

/s/ Douglas R. Johnson	1 common share without par value

Douglas R. Johnson
1941 Whyte Avenue
Vancouver, B.C.
V6J 1B4
Occupation: Lawyer

Total shares taken:	1 common share without par value

DATED the 8th day of October, 2002.

ARTICLES
OF
656790 B.C. LTD.
TABLE OF CONTENTS

PART	ARTICLE	SUBJECT

1		INTERPRETATION

	1.1	Definitions
	1.2	Meaning of writing
	1.3	Construction of words
	1.4	Definitions same as Company Act
	1.5	Interpretation Act rules of construction apply

2		SHARES AND SHARE CERTIFICATES

	2.1	Member entitled to certificates
	2.2	Replacement of lost or defaced certificate
	2.3	Execution of certificates
	2.4	Recognition of trusts
	2.5	Form of certificates

3		ISSUE OF SHARES

	3.1	Directors authorized
	3.2	Conditions of allotment
	3.3	Commissions and brokerage
	3.4	Conditions of issue
	3.5	Price of shares without par value
	3.6	Warrants

4		SHARE REGISTERS

	4.1	Registers of members, transfer and allotments
	4.2	Branch registers of members

-ii-

PART	ARTICLE	SUBJECT

5		TRANSFER AND TRANSMISSION OF SHARES

	5.1	Transfer of shares
	5.2	Submission of instruments of transfer
	5.3	Transfer fee
	5.4	Execution of instrument of transfer
	5.5	Enquiry as to title not required
	5.6	Personal representative recognized on death
	5.7	Death or bankruptcy
	5.8	Persons in representative capacity

6		ALTERATION OF CAPITAL

	6.1	Increase of authorized capital
	6.2	Other capital alterations
	6.3	Creation, variation and abrogation of special rights and restrictions
	6.4	Exception
	6.5	Class meetings of members
	6.6	Quorum for class meetings of members

7		PURCHASE AND REDEMPTION OF SHARES

	7.1	Company authorized to purchase or redeem its shares
	7.2	Redemption of shares

8		BORROWING POWERS

	8.1	Powers of directors
	8.2	Special rights attached to and negotiability of debt obligations
	8.3	Register of debentureholders
	8.4	Execution of debt obligations

9		GENERAL MEETINGS

	9.1	Annual general meetings
	9.2	Classification of general meetings
	9.3	Calling of meetings
	9.4	Notice for general meetings
	9.5	Waiver or reduction of notice
	9.6	Notice of special business at general meeting

-iii-

PART	ARTICLE	SUBJECT

10		PROCEEDINGS AT GENERAL MEETINGS

	10.1	Special business
	10.2	Requirement of quorum
	10.3	Quorum
	10.4	Lack of quorum
	10.5	Chairman
	10.6	Alternate chairman
	10.7	Adjournments
	10.8	Resolutions need not be seconded
	10.9	Decisions by show of hands or poll
	10.10	Casting vote
	10.11	Manner of taking poll
	10.12	Retention of ballots cast on a poll
	10.13	Casting of votes
	10.14	Ordinary resolution sufficient
	10.15	Determination in case of dispute

11		VOTES OF MEMBERS

	11.1	Number of votes per share of member
	11.2	Votes or persons in representative capacity
	11.3	Representation of a corporate member
	11.4	Votes by joint holders
	11.5	Votes by committee for a member
	11.6	Appointment by proxyholders
	11.7	Execution of form of proxy
	11.8	Deposit of proxy
	11.9	Form of proxy
	11.10	Validity of proxy vote
	11.11	Revocation of proxy

12		DIRECTORS

	12.1	Number of directors
	12.2	Remuneration and expenses of directors
	12.3	Qualification of directors

-iv-

PART	ARTICLE	SUBJECT

13		ELECTION AND REMOVAL OF DIRECTORS

	13.1	Election at annual general meetings
	13.2	Continuance of directors
	13.3	Election of less than required number of directors
	13.4	Additional directors
	13.5	Alternate directors
	13.6	Termination of directorship
	13.7	Removal of directors
	13.8	Filling vacancies

14		POWERS AND DUTIES OF DIRECTORS

	14.1	Management of affairs and business
	14.2	Appointment of attorney
	14.3	Company may be divided into one or more divisions
	14.4	Directors to name division
	14.5	Directors to establish a divisional board
	14.6	Appointment of divisional officers

15		DISCLOSURE OF INTEREST OF DIRECTORS

	15.1	Disclosure of conflicting interest
	15.2	Voting and quorum re proposed contract
	15.3	Director may hold office or place of profit with company
	15.4	Director acting in professional capacity
	15.5	Director receiving remuneration from other interests

16		PROCEEDINGS OF DIRECTORS

	16.1	Chairman and alternate
	16.2	Meetings — procedure
	16.3	Meetings by conference telephone
	16.4	Notice of meeting
	16.5	Waiver of notice of meetings
	16.6	Quorum
	16.7	Continuing directors may act during vacancy
	16.8	Validity of acts of directors
	16.9	Resolution in writing effective

17		EXECUTIVE AND OTHER COMMITTEES

	17.1	Appointment of executive committee
	17.2	Appointment of committees
	17.3	Quorum
	17.4	Procedure at meetings

-v-

PART	ARTICLE	SUBJECT

18		OFFICERS

	18.1	President and secretary required
	18.2	Persons holding more than one office and remuneration
	18.3	Disclosure of conflicting interest

19		INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES

	19.1	Indemnification of directors
	19.2	Indemnification of officers, employees, agents
	19.3	No presumption of bad faith
	19.4	Indemnification not invalidated by non-compliance
	19.5	Persons undertaking liabilities
	19.6	Limitation of liability
	19.7	Company may purchase insurance
	19.8	Extent of indemnification

20		DIVIDENDS AND RESERVES

	20.1	Declaration of dividends
	20.2	Declared dividend date
	20.3	Proportionate to number of shares held
	20.4	Reserves
	20.5	No interest on dividends
	20.6	Payments of dividends
	20.7	Capitalization of undistributed surplus
	20.8	Fractional shares

21		MINUTES, DOCUMENTS, RECORDS AND REPORTS

	21.1	Minutes to be kept
	21.2	Documents to be kept
	21.3	Accounts to be kept
	21.4	Inspection of accounts
	21.5	Financial statements and reports
	21.6	Financial statements and reports to be furnished to members

22		NOTICES

	22.1	Method of giving notice
	22.2	Notice to joint holder
	22.3	Notice to personal representative
	22.4	Persons to receive notice
	22.5	Notice deemed effective
	22.6	Calculation of period of notice

-vi-

PART	ARTICLE	SUBJECT

23		RECORD DATES

	23.1	Record date
	23.2	Absence of record date

24		SEAL AND EXECUTION OF DOCUMENTS

	24.1	Affixation of seal to documents
	24.2	Mechanical reproduction of signatures
	24.3	Official seal for other jurisdictions

25		PROHIBITIONS

	25.1	Number of members
	25.2	No securities to be offered to the public
	25.3	Restrictions on transfers of shares

COMPANY ACT
ARTICLES
OF
                                         B.C. LTD.
PART I
INTERPRETATION
1.1 In these Articles, unless the context otherwise requires:
a)	“Board” and “Directors” means the directors or sole director of the Company for the time being;

b)	“Company Act” and the “Act” means the Company Act of British Columbia from time to time in force and all amendments thereto and includes all regulations and amendments made pursuant to the Act;

c)	“casual vacancy” means any vacancy occurring in the Board of Directors of the Company save and except for a vacancy occurring at an annual general meeting of the members of the Company;

d)	“Director” means any individual director or the sole director of the Company for the time being;

e)	“Memorandum” means the memorandum of the Company as required by the Company Act;

f)	“month” means calendar month;

g)	“registered address” of a member shall be his address as recorded in the register of members;

h)	“registered owner” or “registered holder” when used with respect to a share in the authorized capital of the Company means the person registered in the register of members in respect of such share;

i)	“seal” means the common seal of the Company, if the Company has one;

j)	“transfer agent” shall include “branch transfer agent”.

1.2 Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.
1.3 Words importing the singular include the plural and vice versa; words importing male persons include female persons and vice versa, and, words importing persons shall include bodies corporate.
1.4 The meaning of any words or phrases defined in the Company Act shall if not inconsistent with the subject or context, bear the same meaning in these Articles.
1.5 The Rules of Construction contained in the Interpretation Act (British Columbia) shall apply, mutatis mutandis, to the interpretation of these Articles.
PART 2
SHARES AND SHARE CERTIFICATES
2.1 Every member is entitled, without charge, to one certificate representing the share or shares of each class held by him; provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent by registered prepaid mail to the member entitled thereto at his registered address and neither the Company nor any transfer agent shall be liable for any loss occasioned to the member owing to any such share certificate so sent being lost in the mail or stolen.
2.2 If a share certificate:
a)	is worn out or defaced, the Directors shall, upon production to them of the said certificate and upon such other terms, if any, as they may think fit, order the said certificate to be cancelled and shall issue a new certificate in place thereof;

b)	is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the Directors and upon such indemnity, if any, as the Directors deem adequate being given, a new share certificate in place thereof shall be issued to the person entitled to such lost, stolen or destroyed certificate; or

c)	represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company shall cancel the certificate so surrendered and issue in place thereof certificates in accordance with such request.

A sum, not exceeding that permitted by the Company Act, as the Directors may from time to time fix, shall be paid to the Company for each certificate issued under this Article.
2.3 Every share certificate shall be signed manually by at least one officer or Director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced; and, in such event, a certificate so signed is as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such certificate to hold at the date of the issue of a share certificate.
2.4 Except as required by law, statute or these Articles, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as by law, statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except for the absolute right of legal ownership in respect of its registered holder.
2.5 Every share certificate issued by the Company shall be in such form as the Directors approve and shall comply with the Company Act.
PART 3
ISSUE OF SHARES
3.1 Subject to the provisions of the Company Act, the unissued shares, in the capital of the Company for the time being, together with any shares of the Company purchased or redeemed by the Company and not cancelled shall be under the control of the Directors who may, subject to the rights of the holders of the issued shares of the Company for the time being, issue, allot, grant options on or otherwise dispose of such shares to such persons, including Directors, upon such terms and conditions and at such price or for such consideration as the Directors, in their absolute discretion, may determine.
3.2 If the Company is or becomes a company which is not a reporting company, in which case the Directors are required by the Company Act, before allotting any shares, to offer them pro rata to the members, the Directors shall, before allotting any shares, comply with the applicable provisions of the Company Act.
3.3 Subject to the provisions of the Company Act, the Company may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe or procuring or agreeing to procure subscriptions for any shares in the Company whether absolutely or conditionally. Where the Company is a specially limited company, such discount or commission shall not exceed ninety-five per cent of the subscription price. The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4 No share may be issued until it is fully paid and the Company shall have received the full consideration therefor in cash, property or past services actually performed for the Company, A document evidencing indebtedness of the person to whom the shares are allotted is not property for the purpose of this Article. The value of property or services for the purpose of this Article shall be the value determined by the Directors by resolution to be, in all circumstances of the transaction, the fair market value thereof.
3.5 The Directors may determine the price or consideration at or for which shares without par value may be issued.
3.6 The Company may, subject to the provisions of the Company Act, issue share purchase warrants upon such terms and conditions as the Directors of the Company shall determine, which share purchase warrants may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other security issued or created by the Company from time to time.
PART 4
SHARE REGISTERS
4.1 The Company shall keep or cause to be kept a register of members, a register of transfers and a register of allotments within British Columbia, all as required by the Company Act, and may combine one or more of such registers. If the Company’s capital shall consist of more than one class of shares, a separate register of members, register of transfers and register of allotments may be kept in respect of each class of shares. The Company may appoint a trust company to keep the register of members, register of transfers and register of allotments or, if there is more than one class of shares, the Company may appoint a trust company, which need not be the same trust company, to keep the register of members, the register of transfers and the register of allotments for each class of shares. The Company may also appoint one or more trust companies, including the trust company which keeps the said registers of the Company’s shares or of a class thereof, as transfer agent for its shares or such class thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or such class thereof, as the case may be. The Company may terminate the appointment of any such trust company at any time and may appoint another trust company in its place.
4.2 Unless prohibited by the Company Act, the Company may keep or cause to be kept one or more branch registers of members at such place or places within or without British Columbia as the Directors may from time to time determine.
PART 5
TRANSFER AMD TRANSMISSION OF SHARES
5.1 Subject to the provisions of the Memorandum and of these Articles that may be applicable, any member may transfer any of his shares by instrument in writing executed by or on, behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the

Company’s share certificates or in such other form as the Directors may from time to time approve. Except to the extent that the Company Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members or a branch register of members in respect thereof.
5.2 Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors or the transfer agent or registrar for registration may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer where the transfer is registered shall be retained by the Company or its transfer agent or registrar for registration and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.
5.3 A sum, not exceeding that permitted by the Company Act, as the Directors may from time to time fix, shall be paid to the Company for each transfer registered under this Part.
5.4 The signature of the registered owner of any shares, or of his duly authorized attorney, upon an instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, officers or agents to register, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.
5.5 Neither the Company nor any Director, officer or agent thereof shall be bound to inquire into the title of the person named in the form of transfer as transferee or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and, the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.
5.6 In the case of the death of a member, the survivor or survivors, where the deceased was a joint registered holder, and the legal personal representative of the deceased, where he was the sole holder, shall be the only persons recognized by the Company as having any title to or interest in the shares registered in the name of the deceased. Before recognizing any legal personal representative the Directors may require him to obtain a grant of probate or letters of administration in British Columbia and such other documents as the Company Act requires.
5.7 Upon the death or bankruptcy of a member, his personal representative or trustee in bankruptcy, although not a member, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt member if the documents required by the Company Act shall have been deposited at the Company’s registered office.
5.8 Any person becoming entitled to a share as a consequence of the death or bankruptcy of a member, upon such documents and evidence being produced to the Company as the Company Act requires, and any person who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a statute shall have the right either to be registered as a member in his representative capacity in respect of such share, or, if he is a personal representative, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made upon producing such evidence that he is so entitled as the Directors think sufficient; but the Directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transfer as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.
PART 6
ALTERATION OF CAPITAL
6.1 The Company may by ordinary resolution filed with the Registrar of Companies amend the Memorandum to increase the authorized capital of the Company:
a)	by creating shares with par value, or shares without par value, or both;

b)	by increasing the number of shares with par value, or shares without par value, or both; or

c)	by increasing the par value of a class of shares with par value, if no shares of that class are issued.
6.2 The Company may by special resolution, or by ordinary resolution if permitted by the Company Act, alter its Memorandum to subdivide, consolidate, change from shares with par value to shares without par value or from shares without par value to shares with par value, alter the designation of all or any of its shares, or alter the provisions as to the maximum price or consideration at or for which shares without par value may be issued, but only to such extent, in such manner and with such consents of members holding a class of shares which is the subject of or affected by such alteration, as the Company Act provides.
6.3 The Company may alter the Memorandum or these Articles:

a)	by special resolution to create, define and attach special rights or restrictions to any shares, whether issued or unissued; and

b)	by special resolution and by otherwise complying with any applicable provision of its Memorandum or these Articles to vary or abrogate any special rights or restrictions attached to any shares, whether issued or unissued;
and in each case the Company shall file a certified copy of such resolution with the Registrar of Companies.
6.4 No right or special right attached to issued shares shall be prejudiced or interfered with under the Act, the Memorandum or these Articles unless:
a)	if the right or special right prejudiced or interfered with is attached to a class of shares, members holding shares of that class; and

b)	if the right or special right prejudiced or interfered with is attached to a series of shares and the rights or special rights attached to that series are affected differently from those attached to another series of the same class, members holding shares of that series;
consent by a separate resolution of the members of that class or series, as the case may be, requiring a majority of three-quarters of the votes cast.
6.5 Article 6.4 does not apply to a compromise or arrangement under the Company Act.
6.6 Unless these Articles otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class meeting of members holding a particular class of shares. A quorum for a class meeting of members shall be at least one person holding or representing by proxy not less than one-third of the shares affected and one person, if he is a quorum, may constitute a class meeting.
PART 7
PURCHASE AND REDEMPTION OF SHARES
7.1 Subject to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the Directors and in compliance with the Company Act, purchase any of its shares at the price and upon the terms specified in such resolution or redeem any class of its shares in accordance with the special rights and restrictions attaching thereto. No such purchase or redemption shall be made if the Company is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Company insolvent. Unless the shares are to be purchased through a stock exchange or pursuant to the requirements of the Company Act, or from a bona fide employee or bona fide former employee of the Company or of an affiliate of the Company, or his personal representative, in respect of shares beneficially owned by the employee or former employee, the Company shall make its offer to purchase pro rata to every member who holds shares of the class or series to be purchased.
7.2 If the Company proposes to redeem some, but not all, of the shares of a particular class or series, the Directors may, subject to the special rights and restrictions attached to such shares, decide the manner in which the shares to be redeemed shall be selected.
PART 8
BORROWING POWERS
8.1 The Directors may from time to time at their discretion authorize the Company to:
a)	borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit;

b)	guarantee the repayment of money borrowed by any person or the performance of any obligation of any person;

c)	issue bonds, debentures and other debt obligations, either outright or as security for any liability or obligation of the Company or any other person; and

d)	mortgage, charge, whether by way of specific or floating charge, or give other security on the undertaking, or on the whole or any part of the property and assets of the Company (both present and future).
8.2 Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment of Directors or otherwise, and may by their terms be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder thereof, all as the Directors may determine.
8.3 The Company shall keep or cause to be kept within British Columbia, in accordance with the Company Act, a register of its debentures and a register of debentureholders, which registers may be combined; and, subject to the provisions of the Company Act, the Company may keep, or cause to be kept, one or more branch registers of its debentures or debentureholders at such place or places within or without British Columbia as the Directors may from time to time determine. The Directors may make such provisions as they think fit respecting the keeping of such branch registers.
8.4 Every bond, debenture or other debt obligation of the Company shall be signed manually by at least one Director or officer of the Company or by or on behalf of a trustee, registrar of debentures, branch registrar of debentures, transfer agent or branch transfer agent for the bond, debenture, or other debt obligation appointed by the Company or under any instrument under which the bond, debenture or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a bond, debenture or other debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof.
PART 9
GENERAL MEETINGS
9.1 The general meetings of the Company shall be held at such time and place, in accordance with the Company Act, as the Directors determine.
9.2 Every general meeting, other than an annual general meeting, shall be called an extraordinary general meeting.
9.3 The Directors may, whenever they think fit, convene an extraordinary general meeting.
9.4 Notice of a general meeting shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business. The accidental omission to give notice of any meeting to, or the nonreceipt of any notice by, any of the members entitled to receive notice shall not invalidate any proceedings at that meeting.
9.5 All the members of the Company entitled to attend and vote at a general meeting may, by unanimous consent in writing given before, during or after the meeting, or if they are present at the meeting by a unanimous vote, waive or reduce the period of notice of such meeting. An entry in the minute book of such waiver or reduction shall be sufficient evidence of the due convening of the meeting.
9.6 Except as otherwise provided by the Company Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document of any nature or kind whatsoever or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by members at the registered office or records office of the Company or at some other place in British Columbia designated in the notice during any specified or unspecified business hours on any specified or unspecified working day or days up to the date of such general meeting and at the meeting.
PART 10
PROCEEDINGS AT GENERAL MEETINGS
10.1 All business shall be deemed special business which is transacted at:

a)	an extraordinary general meeting; and

b)	an annual general meeting, with the exception of the consideration of the financial statements and of the respective reports of the Directors and Auditor, fixing or changing the number of Directors, approval of a motion to elect two or more Directors by a single resolution, the election of Directors, the appointment of the Auditor, the fixing of the remuneration of the Auditor and such other business as by these Articles or the Company Act may be transacted at a general meeting without prior notice thereof being given to the members or any business which is brought under consideration by the report of the Directors.
10.2 No business, other than the election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless a quorum of members, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.
10.3 Save as herein otherwise provided, a quorum shall be two persons present, or representing by proxy, and being members holding not less than one-twentieth of the issued shares entitled to be voted at the meeting. If there is only one member, the quorum is one person present and being, or representing by proxy, such member. The Directors, the Secretary or, in his absence, an Assistant Secretary, and the solicitor of the Company shall be entitled to attend at any general meeting but no such person shall be counted in the quorum or be entitled to vote at any general meeting unless he shall be a member or proxyholder entitled to vote thereat.
10.4 If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a member or members entitled to attend and vote at the meeting shall be a quorum.
10.5 The Chairman of the Board or in his absence the Vice-Chairman or in his absence the President of the Company shall be entitled to preside as chairman at every general meeting of the Company.
10.6 If at any general meeting none of the Chairman, Vice-Chairman or President is present or willing to act as chairman within ten minutes of the time appointed for holding the meeting, the Directors present shall choose one of their number to be chairman. If all the Directors present decline to take the chair, or if the Directors shall fail to so choose or if no Director is present, the members present shall choose one of their number to be chairman.
10.7 The chairman may and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice, but not “advance notice”, of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.
10.8 No motion proposed at a general meeting need be seconded and the chairman may propose or second a motion.
10.9 Subject to the provisions of the Company Act, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is directed by the chairman or demanded by at least one member entitled to vote who is present in person or by proxy. The chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll and such decision shall be entered in the book of proceedings of the Company. A declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.
10.10 In the case of an equality of votes, whether on a show of hands of on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.
10.11 No poll may be demanded on the election of a chairman. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken as soon as, in the opinion of the chairman, is reasonably convenient, but in no event later than seven days after the meeting and at such time and place and in such manner as the chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of and passed at the meeting at which the poll was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn.
10.12 Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Company Act may provide and in the absence thereof as the Directors may determine.
10.13 On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.
10.14 Unless the Company Act, the Memorandum or these Articles otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution.
10.15 In the case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same and his determination made in good faith shall be final and conclusive.

PART 11
VOTES OF MEMBERS
11.1 Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint registered holders of shares, on a show of hands every member present in person, by proxy or by authorized representative shall have one vote and on a poll every member present in person, by proxy or by authorized representative shall have one vote for each share he holds or represents.
11.2 Any person who is not registered as a member, but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the Directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the Directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.
11.3 A corporation that is not a wholly owned subsidiary that is a member may vote by its proxyholder or by its duly authorized representative who is entitled to speak and vote and in all other respects exercise the rights of a member.
11.4 In the case of joint registered holders of a share, the vote of the senior who exercises a vote, whether in person or by proxyholder shall be accepted to the exclusion of the votes of the other joint registered holders; and, for this purpose, seniority shall be determined by the order in which the names stand in the register of members or in such other manner as the Directors may in good faith stipulate from time to time. Several legal personal representatives of a deceased member whose shares are registered in his sole name shall for the purpose of this Article be deemed joint registered holders.
11.5 A member of unsound mind who would otherwise be entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis, or other person may appoint a proxyholder.
11.6 A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint a proxyholder to attend, act and vote for him. If such member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.
11.7 A form of proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney. Any person may act as proxyholder whether or not he is a member. The proxy may authorize the proxyholder to act as such for the appointor for such period, at such meeting or meetings as may be indicated in the proxy and to the extent permitted by the Company Act.

11.8 A form of proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, shall be deposited at the registered office of the Company, or at such other place as is specified for that purpose in the notice calling the meeting, not less than 48 hours, or such lesser time period as is set out in the notice calling the meeting or in the Information Circular relating thereto, if any (excluding Saturdays, Sundays and holidays), before the time for holding the meeting in respect of which the person named in the instrument is appointed. In addition to any other method of depositing proxies provided for in these Articles, the Directors may from time to time by resolution make regulations relating to the depositing of proxies at any place or places and fixing the time or times for depositing the proxies, not exceeding 48 hours (excluding Saturdays, Sundays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of members, and providing for particulars of such proxies to be sent to the Company or any agent of the Company in writing or by letter, telegram, telex or any method of transmitting legibly recorded messages so as to arrive before the commencement of the meeting or adjourned meeting at the office of the Company or of any agent of the Company appointed for the purpose of receiving such particulars and providing that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this Part and votes given in accordance with such regulations shall be valid and be counted.
11.9 Unless the Company Act or any other statute or law which is applicable to the Company or to any class of its shares requires any other form of proxy, a proxy, whether for a specified meeting or otherwise, shall be in the form following, but may also be in any other form that the Directors or the chairman of the meeting shall approve:
(Name of Company)
The undersigned, being a member of the above named Company, hereby appoints                                          or failing him                                          as proxyholder for the undersigned to attend, act and vote for and on behalf of the undersigned at the general meeting of the Company to be held on the                      of                      and at any adjournment thereof.
Signed this                           day of                     ,
        (Signature of Member)
11.10 A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or incapacity of the member giving the proxy, the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.

11.11 Every proxy may be revoked by an instrument in writing:
a)	executed by the member giving the same, by his attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation; and

b)	delivered either at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof;
or in any other manner provided by law.
PART 12
DIRECTORS
12.1 The subscriber(s) to the Memorandum is (are) the first Director(s). The Director(s) to succeed the first Director(s) may be appointed in writing by a majority of the subscriber(s) to the Memorandum or at a meeting of the subscriber(s) or if not so appointed, they shall be elected by the members entitled to vote on the election of Directors and the number of Directors shall be the same as the number of Directors so appointed or elected. The number of Directors, excluding additional Directors, may be fixed or changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, but, notwithstanding anything contained in these Articles, the number of Directors shall never be less than one or, if the Company is or becomes a reporting company, less than that number specified in the Company Act.
12.2 The remuneration of the Directors, as such, may from time to time be determined by the Directors or, if the Directors shall so decide, by the members. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company, as such, who is also a Director. The Directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the Company; and, if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be occupied in or about the Company’s business, he may be paid a remuneration to be fixed by the Board, or, at the option of such Director, by the members, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive. The Directors on behalf of the Company, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any Director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.
12.3. A Director shall not be required to hold a share in the capital of the Company as qualification for his office but shall be qualified as required by the Company Act to become or act as a Director. Any person not being a member of the Company who becomes a Director shall be deemed to have agreed to be bound by the provisions of the Articles to the same extent as if he were a member of the Company.
PART 13
ELECTION AND REMOVAL OF DIRECTORS
13.1 At each annual general meeting of the Company all the Directors shall retire and the members entitled to vote thereat shall elect a Board of Directors consisting of the number of Directors for the time being fixed pursuant to these Articles. A retiring Director shall be eligible for re-election. If the Company is, or becomes, a company that is not a reporting company and the business to be transacted at any annual general meeting is consented to in writing by all the members who are entitled to attend and vote thereat, such annual general meeting shall be deemed for the purpose of this Part to have been held on such written consent becoming effective.
13.2 Where the Company fails to hold an annual general meeting in accordance with the Company Act, the Directors then in office shall be deemed to have been elected or appointed as Directors on the last day on which the annual general meeting could have been held pursuant to these Articles and they may hold office until other Directors are appointed or elected or until the day on which the next annual general meeting is held.
13.3 If any general meeting at which there should be an election of Directors and the places of any of the retiring Directors are not filled by such election, such of the retiring Directors who are not re-elected as may be requested by the newly-elected Directors shall, if willing to do so, continue in office to complete the number of Directors for the time being fixed pursuant to these Articles until further new Directors are elected at a general meeting convened for the purpose. If any such election or continuance of Directors does not result in the election or continuance of the number of Directors for the time being fixed pursuant to these Articles, such number shall be fixed at the number of Directors actually elected or continuing in office.
13.4 The Directors shall have power at any time and from time to time to appoint one or more person(s) as a director(s) to either fill a casual vacancy in the Board or as an addition to the Board. Any directors so appointed shall hold office only until the commencement of the next following annual general meeting of the Company, but shall be eligible for re-election at such meeting.
13.5 Any Director may, from time to time, appoint any person to be his alternate director. The appointee, while he holds office as an alternate director, shall be entitled to receive notice of meetings of the Directors, and, in the absence of the Director for whom he is an alternate, to attend and vote thereat as a Director or sign any resolution of Directors to be consented to in writing, but shall not be entitled to be remunerated otherwise than out of the remuneration of the Director appointing him. Any Director may make or revoke an appointment of his alternate director by notice in writing, telegram or cable to be delivered or addressed, postage or other charges prepaid, to the registered office of the Company. A person may act as an alternate director for more than one Director at any given time, and a Director may act as an alternate director for any other Director and shall have a separate vote on behalf of the Director he is representing in addition to his own vote and shall be counted separately for the purposes of determining a quorum.
13.6 The office of Director shall be vacated if the Director;
a)	resigns his office by notice in writing delivered to the registered office of the Company; or

b)	is convicted of an indictable offence and the other Directors shall have resolved to remove him; or

c)	ceases to be qualified to act as a Director pursuant to the Company Act.
13.7 The Company may by special resolution remove any Director before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead. Any Director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for re-election at such meeting.
13.8 The Company may, at any time, by ordinary resolution appoint one or more persons as Directors to fill vacancies in the Board, including those created as a result of the number of Directors being increased pursuant to Article 12.1
PART 14
POWERS AND DUTIES OF DIRECTORS
14.1 The Directors shall manage, or supervise the management of, the affairs and business of the Company and shall have the authority to exercise all such powers of the Company as are not, by the Company Act, the Memorandum or these Articles, required to be exercised by the Company in general meeting.
14.2 The Directors may from time to time, by power of attorney or other instrument under the seal of the Company (if any), appoint any person to be the attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees, the power of appointment or removal of officers and the power to declare dividends), for such period, with such remuneration and subject to such conditions as the Directors may think fit. Any such appointment may be made in favour of any of the Directors or any of the members of the Company or in favour of any corporation, or of any of the members, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

14.3 Without limiting any general power set out in these Articles the Directors may cause the business and operations of the Company or any part thereof to be divided or segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product or service, as the Directors may consider appropriate. The Directors may also cause the business and operations of any such division to be further divided into sub-units to be consolidated upon such basis as the Directors may consider appropriate in each case.
14.4 Any division or its sub-unit may be designated by such name as the Directors may from time to time determine and, subject to the Act, may transact business of any kind and do all acts and things under such name.
14.5 From time to time the Directors may establish a divisional board for any division to consist of such persons and to have such powers, authorities and discretions as the Directors may from time to time designate. Directors of the divisional boards shall not, as such, be directors of the Company.
14.6 From time to time the Directors, or if authorized by the Directors, the chief executive officer, may appoint one or more officers for any division, prescribe their official titles, powers and duties and settle their terms of employment and remuneration. The Directors, or if authorized by the Directors, the chief executive officer, may remove any officer so appointed, without prejudice to such officer’s rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Company.
PART 15
DISCLOSURE OF INTEREST OF DIRECTORS
15.1 A Director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Company shall disclose the nature and extent of his interest in accordance with the provisions of the Company Act.
15.2 A Director may vote in respect of any such contract or transaction with the Company in which he is interested and he shall be counted in the quorum present at the meeting at which such vote is taken.
15.3 A Director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in conjunction with his office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure or any such other office or place of profit or as vendor, purchaser or otherwise.
15.4 Subject to compliance with the provisions of the Company Act, a Director by himself or by his firm may act in a professional capacity for the Company (except as auditor of the Company) and he or his firm shall be entitled to remuneration for professional services rendered to or for the Company as if he were not a Director.

15.5 A Director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or firm and, subject to compliance with the provisions of the Company Act, such Director shall not be accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm.
PART 16
PROCEEDINGS OF DIRECTORS
16.1 The Directors may elect a Director to be the Chairman of the board and another Director to be the Vice-Chairman and in doing so may determine the period for which each is to hold office. The Chairman or in his absence the Vice-Chairman or in his absence the President shall preside as chairman at every meeting of the Directors; but, if at any meeting neither the Chairman, nor Vice-Chairman nor President is present or willing to act as chairman within ten minutes of the time appointed for holding the meeting, the Directors present shall choose one of their number to be chairman of the meeting.
16.2 The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting shall not have a second or casting vote. Meetings of the Board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the Board by resolution from time to time determines.
16.3 A Director may participate in a meeting of the Board or of any committee of the Directors by means of a conference telephone or other communication facilities by means of which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation. A Director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.
16.4 A Director may, and the Secretary or an Assistant Secretary upon request of a Director shall, call a meeting of the Board at any time. Reasonable notice of such meeting specifying the place, day and hour of such meeting shall be given by mail, postage prepaid, addressed to each of the Directors and alternate directors at their addresses as they appear on the books of the Company, or by leaving it at either of their usual business or residential addresses, or by telegram, telex, telecopier or any method of transmitting legibly recorded messages or by telephone. It shall not be necessary to give notice of a meeting of Directors to any Director or alternate Director if such meeting is to be held immediately following a general meeting at which such Director shall have been elected or of a meeting of Directors at which such Director is appointed. Any Director who may be absent temporarily from the Province may file a waiver of notice of meetings of the Directors, which may be by letter, telegram, telex, telecopier or any other method of transmitting legibly recorded messages, at the registered office of the Company and may at any time withdraw the waiver and, until the waiver is withdrawn, no notice of meetings of Directors need be sent to that Director and any meeting of Directors, notice of which has not been given to that Director, shall, provided a quorum of the Directors is present, be valid and effective. Accidental omission to give notice of a meeting of Directors to, or the non-receipt of notice by, any Director shall not invalidate the proceedings at the meeting or any actions taken thereat.
16.5 Any Director may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings and until such waiver is withdrawn, no notice need be given to such Director and, unless the Director otherwise requires in writing to the Secretary, to his alternate director of any meeting of Directors and all meetings of the Directors so held shall be deemed to have been properly called and constituted notwithstanding the absence of notice to such Director or alternate director. Attendance of a Director at a meeting of the Directors shall constitute a waiver of notice of the meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.
16.6 The Directors may from time to time fix the quorum necessary for the transaction of business and unless so fixed such quorum shall be a majority of the Board. If the Company has one Director the necessary quorum shall be one.
16.7 The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of filling the vacancies up to that number, or for the purpose of summoning a general meeting of the Company, but for no other purpose.
16.8 Subject to the provisions of the Company Act, all acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such Directors, or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to be a Director.
16.9 A resolution consented to in writing, whether by document, telegram, telex or any method of transmitting legibly recorded messages or other means, by all of the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the Directors and shall be effective on the date stated thereon or on the latest date stated on any counterpart.

PART 17
EXECUTIVE AND OTHER COMMITTEES
17.1 The Directors may appoint an Executive Committee to consist of such member or members of the Board as they think fit. The Executive Committee shall have, and may exercise during the intervals between the meetings of the Board, all the powers vested in the Board except:
a)	the power to add to or fill vacancies in the Board;

b)	the power to change the membership of, or fill vacancies in, the Executive Committee or any other committee of the Board;

c)	any powers which under the Company Act no committee of Directors has authority to exercise; and

d)	such other powers, if any, as may be specified in the resolution appointing the Executive Committee.
17.2 The Directors may by resolution appoint one or more committees consisting of such member or members of the Board as they think fit and may delegate to any such committee various powers of the Board, except:
a)	the power to add to or fill vacancies in the Board;

b)	the power to change the membership of or fill vacancies in any other committee of the Board;

c)	any powers which under the Company Act no committee of Directors has authority to exercise; and

d)	the power to appoint or remove officers appointed by the Board.
The powers so delegated are to be exercised between meetings of the Board subject to such conditions as may be prescribed in such resolution.
17.3 Each committee appointed by the Directors shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose and shall report the same to the Board at such times as the Board may from time to time require. The Board shall have power at any time to revoke or override any authority given to any such committee, except as to acts done before such revocation or overriding, to terminate the appointment or change the membership of any committee and to fill vacancies in it. Each committee may make rules for the conduct of its business and may appoint such assistants as it may deem necessary. A majority of the members of a committee shall constitute a quorum thereof.
17.4 Each committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present and, in case of an equality of votes, the chairman shall not have a second or casting vote. A resolution approved in writing by all members of a committee shall be as valid and effective as if it had been passed at a meeting of that committee duly called and constituted. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date stated thereon or on the latest date stated in any counterpart.
PART 18
OFFICERS
18.1 The Directors shall, from time to time, appoint a President and a Secretary and may appoint such other officers, if any, as the Directors may determine and the Directors may, at any time, terminate any such appointment. No officer shall be appointed unless he is qualified in accordance with the provisions of the Company Act.
18.2 One person may hold more than one of such offices except that the offices of President and Secretary must be held by different persons unless the Company has only one member. Any person appointed as the Chairman of the Board, the Vice-Chairman, the President or the Managing Director shall be a Director. The other officers need not be Directors. The remuneration of the officers of the Company, as such, and the terms and conditions of their tenure of office or employment, shall from time to time be determined by the Directors; such remuneration may be by way of salary, fee, wage, commission or participation in profits, or any combination thereof or any other means and an officer may in addition to such remuneration be entitled to receive a pension or gratuity after he ceases to hold such office or leaves the employment of the Company. The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers. The Secretary shall, inter alia, perform the functions of the Secretary specified in the Company Act.
18.3 Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President and the Board the fact and the nature, character and extent of the conflict.
PART 19
INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS
AND EMPLOYEES
19.1 Subject to the provisions of the Company Act, the Directors shall cause the Company to and the Company shall indemnify each person serving or having served as a Director, Secretary or an Assistant-Secretary of the Company or any combination thereof and the heirs and personal representatives of any such person against all costs, charges and expenses whatsoever, including legal fees and any amount paid to settle any action or proceeding or satisfy any judgment in respect of any threatened, pending or completed civil, criminal or administrative action or proceeding to which he is or they are or threatened to be made a party by reason of his being or having been a Director, Secretary or an Assistant-Secretary of the Company or by reason of his serving or having served, at the request of the Company, as a Director, officer, employee or agent of the Company or any other corporation, partnership, joint venture, trust or other enterprise or in any other capacity for any such or other entity whatsoever, including any action whether brought by the Company or any such entity as above described; provided that he shall have acted honestly and in good faith in the best interests of the Company or such entity and shall have exercised the care, diligence and skill of a reasonably prudent person in respect of the matter or matters giving rise to such threatened, pending or completed civil, criminal or administrative action or proceeding. Each Director, Secretary and Assistant-Secretary of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.
19.2 Subject to the provisions of the Company Act, the Directors may cause the Company to indemnify any person serving or having served at the request of the Company as an officer, excluding the positions of Secretary and Assistant Secretary, employee or agent of any corporation, partnership, joint venture, trust or other enterprise or in any other capacity for any such or other entity whatsoever or as an officer, excluding the positions of Secretary and Assistant Secretary, employee, or agent of or in any other capacity for the Company, and the heirs and personal representatives of any such person against all costs charges and expenses whatsoever, including legal fees and any amount paid to settle any action or proceeding or satisfy any judgment in respect of any threatened, pending or completed civil, criminal or administrative action or proceeding to which he is or they are or threatened to be made a party by reason of his so serving or having so served including any action whether brought by the Company or any such entity as above described; provided that he shall have acted honestly and in good faith in the best interests of the Company or such entity and shall have exercised the care, diligence and skill of a reasonably prudent person in respect of the matter or matters giving rise to such threatened, pending or completed civil, criminal or administrative action or proceeding.
19.3 The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith and in the best interests of the Company and did not exercise the care, diligence and skill of a reasonably prudent person and, with respect to any criminal or administrative action or proceeding, did not have reasonable grounds to believe that his conduct was lawful.
19.4 The failure of a Director or officer of the Company to comply with the provisions of the Company Act, the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.
19.5 Subject to the provisions of the Company Act, the Directors are authorized from time to time to cause the Company to give indemnities to any Director, officer, employee,

agent or other person who has undertaken or is about to undertake any liability on behalf of the Company or any corporation controlled by it.
19.6 Subject to the provisions of the Company Act, no Director or officer or employee for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Board for the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be invested or for any loss or damages arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own willful act or default, negligence, breach of trust or breach of duty.
19.7 The Directors may cause the Company to purchase and maintain insurance for the benefit of any person for whom and against any liability for which the Directors shall or may cause the Company to provide indemnity pursuant lo these Articles.
19.8 The indemnification provided by this Part shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other Part or any valid and lawful agreement, vote of members or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such person. The indemnification provided by this Part shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law. Notwithstanding any other provisions set forth in this Part, the indemnification stipulated and authorized by this Part shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which that person has received or shall receive otherwise than under this Part.
PART 20
DIVIDENDS AND RESERVES
20.1 The Directors may from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any member. No dividend shall be paid otherwise than out of funds and/or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of such funds or assets available for dividends shall be conclusive. The Company may pay any such dividend wholly or in part by the distribution of specific assets and in particular by paid up shares, bonds, debentures or other securities of the Company or any other corporation or in any one or more such ways as may be authorized by the Company or the Directors. Where any difficulty arises with regard to such a distribution the Directors may settle the same as they think expedient and, in particular, may fix the value for distribution of such specific assets or any pert thereof, and may determine that cash payments in substitution for all or any part of the specific assets to which any member is entitled shall be made to any member on the basis of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the Directors.
20.2 Any dividend declared on shares of any class by the Directors may be made payable on such date as is fixed by the Directors.
20.3 Subject to the rights of members (if any) holding shares with special rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of such shares held.
20.4 The Directors may, before declaring any dividend, set aside out of the funds property available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the Directors, be applicable for meeting contingencies, for equalizing dividends, or for any other purpose to which such funds of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit. The Directors may also, without placing the same in reserve, carry forward such funds, which they think prudent not to declare as a dividend.
20.5 No dividend shall bear interest against the Company. Where the dividend to which a member is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.
20.6 Any dividend, bonus or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, in the case of joint holders, to the registered address of one of the joint holder or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque or warrant shall be made payable to the order of the holder, or, in the case of joint holders, to any of such joint holders or to such person as the holder or joint holders may direct in writing. The mailing of such cheque or warrant shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted), discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority. Any one of two or more joint holders may give effectual receipts for any dividend, bonus or other money payable in respect of the shares held by them as joint holders and the Company is not bound to see the execution of any trust in respect of shares of the Company.
20.7 Notwithstanding anything contained in these Articles, the Directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the Company as a dividend respecting such undistributed surplus on band or any part thereof.
20.8 Notwithstanding anything contained in these Articles, should any dividend result in any shareholder being entitled to a fractional part of a share of the Company, the Directors shall have the right to pay such shareholder in place of that fractional share, the cash equivalent thereof calculated on the par value thereof or, in the case of shares without par value, calculated on the price or consideration for which such shares were or were deemed to be issued, and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of such shareholder with respect thereto on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shares on behalf of such shareholder of the Company.
PART 21
MINUTES, DOCUMENTS, RECORDS AND REPORTS
21.1 The Directors shall cause minutes to be duly entered in books provided for the purposes:
a)	of all appointments of officers;

b)	of the names of the Directors or their alternate directors present at each meeting of Directors and of any committee of Directors;

c)	of all resolutions and proceedings of general meetings and class meetings of the members of the Company and of all meetings of the Directors and of committees of Directors; and

d)	of all waivers signed or resolutions passed by consent being given thereto in writing.
21.2 The Company shall keep at its records office or at such other place as the Company Act may permit, the documents, copies, registers, minutes and records which the Company is required by the Company Act to keep at its records office or such other place, as the case may be.
21.3 The Company shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company in order to properly record the financial affairs and condition of the Company and to comply with the Company Act.
21.4 Unless the Directors determine otherwise, or unless otherwise determined by an ordinary resolution, no member of the Company shall be entitled to inspect the accounting records of the Company.

21.5 The Directors shall, from time to time, at the expense of the Company, cause to be prepared and laid before the Company in general meeting such financial statements and reports as are required by the Company Act.
21.6 Every member shall, upon their request, be entitled to be furnished once, at no expense, with a copy of the latest annual financial statement of the Company and, if so required by the Company Act, a copy of each such annual financial statement shall be mailed to each member.
PART 22
NOTICES
22.1 A notice, statement or report may be given or delivered by the Company to any member either by facsimile or delivery to him personally or by sending it by mail to him to his address as recorded in the register of members. Where a notice, statement or report is sent by mail, service or delivery of the notice, statement or report shall be deemed to be effected by properly addressing, prepaying and mailing the notice, statement or report and to have been given on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. A certificate signed by the Secretary or other officer of the Company or of any other corporation acting in that behalf for the Company that the letter, envelope or wrapper containing the notice, statement or report was so addressed, prepaid and mailed shall be conclusive evidence thereof.
22.2 A notice, statement or report may be given or delivered by the Company to the joint holders of a share by giving the notice, statement or report to any one of the joint holders named in the register of members in respect of that share.
22.3 A notice, statement or report may be given or delivered by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member by sending it through the mail prepaid addressed to them by name or by the title of representatives of the deceased or incapacitated person or trustee of the bankrupt, or by any like description, at the address (if any) supplied to the Company for the purpose by the persons claiming to be so entitled or (until such address has been so supplied) by giving the notice in a manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.
22.4 Notice of every general meeting or meeting of members holding a class of shares shall be given in a manner hereinbefore authorized to every member holding at the time of the issue of the notice or the date fixed for determining the members entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend and vote at any such meeting. No other person except the auditor of the Company and the Directors of the Company shall be entitled to receive notices of any such meeting.
22.5 Any notice, statement or report sent by mail to or left at the address of any member as recorded in the register of members shall, notwithstanding that member is then deceased, bankrupt or incapacitated and whether or not the Company has notice of his death, bankruptcy or incapacity, be deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by that deceased, bankrupt or incapacitated member, until some other person is registered in his place as a member or joint member in respect of those shares and that service shall for all purposes of these Articles be deemed a sufficient service of such notice, statement or report on his personal representatives, trustee in bankruptcy and all persons, if any, jointly interested with him in those shares.
22.6 If a number of days’ notice or a notice extending over any other period is required to be given, the day of service shall not, unless it is otherwise provided in these Articles, be counted in the number of days or other period required.
PART 23
RECORD DATES
23.1 The Directors may fix in advance a date, which shall not be more than the maximum number of days permitted by the Company Act, preceding the date of any meeting of members, or any class thereof or of the payment of any dividend or of the proposed taking of any other proper action requiring the determination of members as the record date for the determination of the members entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose, and, in such case, notwithstanding anything elsewhere contained in these Articles, only members of record on the date so fixed shall be deemed to be members for the purpose aforesaid.
23.2 Where no record date is so fixed for the determination of members as provided in the preceding Article, the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, shall be the record date for such determination.
PART 24
SEAL AND EXECUTION OF DOCUMENTS
24.1 The Directors may provide a seal for the Company and, if they do so, shall provide for the safe custody of the seal which shall not be affixed to any instrument except when attested by the signature of the following persons, or, in the absence of a seal, provide for the execution of documents by the signature of the following persons, namely;
a)	any two Directors;

b)	one of the Chairman of the Board, the President, the Managing Director, a Director and a Vice-President together with one of the Secretary, the Treasurer, the Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer and an Assistant Secretary-Treasurer;

c)	if the Company shall have only one member, the President or the Secretary; or

d)	such person or persons as the Directors may from time to time by resolution appoint.

For the purpose of certifying under seal true copies of any document or resolution the seal may be attested by the signature of any one of the foregoing persons.
24.2 To enable the seal of the Company to be affixed to any bonds, debentures, share certificates, or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the Directors or officers of the Company are, in accordance with the Company Act and/or these Articles, printed or otherwise mechanically reproduced there may be delivered to the firm or company employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Company’s seal and the Chairman of the Board, the President, the Managing Director or a Vice-President and the Secretary, Treasurer, Secretary-Treasurer, an Assistant Secretary, and Assistant Treasurer or an Assistant Secretary-Treasurer may by a document authorize such firm or company to cause the Company’s seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities by the use of such dies. Bonds, debentures, share certificates or other securities to which the Company’s seal has been so affixed shall for all purposes be deemed to be under and to bear the Company’s seal lawfully affixed thereto.
24.3 The Company may have a seal for use in any other province, state, territory or country.
PART 25
PROHIBITIONS
25.1 The number of members for the time being is not to exceed the number which, pursuant to the laws of any jurisdiction applicable to the Company or its right to issue its securities, would make the Company subject to the laws of such jurisdiction relating to issuance and trading in securities to the public.
25.2 No shares or debt obligations issued by the Company shall be offered for sale to the public.
25.3 No shares shall be transferred without previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reason for refusing to give their consent to any such proposed transfer.

SIGNATURE OF SUBSCRIBER
/s/ Douglas R. Johnson
Douglas R. Johnson
DATED at Vancouver, British Columbia, this 8th day of October, 2002.